UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Acadia Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12830 El Camino Real, Suite 400
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2026, the board of directors (the “Board”) of Acadia Pharmaceuticals Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jonathan M. Poole to the Board to fill a vacancy and as a member of the Audit Committee of the Board, effective immediately. Mr. Poole will serve as a Class II director, with an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, including as it was amended by the Board on March 3, 2026, the “Policy”), Mr. Poole will receive an annual cash retainer for his service as a non-employee member of the Board of $50,000 and an annual cash retainer for his service as member of the Audit Committee of the Board of $12,500, which cash retainers will be prorated and payable in accordance with the terms of the Policy.

Mr. Poole received an initial grant of equity awards under our 2024 Equity Incentive Plan (the “2024 Plan”) having an aggregate target fair value (determined in accordance with financial accounting rules) equal to $200,000, which target fair value will be divided equally between nonstatutory stock options and restricted stock unit awards, with the number of shares of common stock underlying each grant type calculated in accordance with the Policy. The shares subject to the initial grant will vest in equal annual installments over three years following the date of grant such that the initial grant will be fully vested on the third anniversary of the date of grant, subject to Mr. Poole’s Continuous Service (as defined in the 2024 Plan) through each such vesting date.

In addition, Mr. Poole received a prorated annual grant of equity awards under the 2024 Plan having an aggregate target fair value (determined in accordance with financial accounting rules) equal to $95,300, which target fair value is divided equally between nonstatutory stock options (the “Prorated Annual Option Grant”) and restricted stock unit awards (the “Prorated Annual RSU Grant”), with the number of shares of common stock underlying each grant type calculated in accordance with the Policy. The shares subject to the Prorated Annual Option Grant will vest quarterly over one year following the date of grant, with the final tranche vesting upon the earlier of one year following the date of grant or the date of the next annual meeting of the Company’s stockholders, and the Prorated Annual RSU Grant will vest in full upon the earlier of one year following the date of grant or the date of the next annual meeting of the Company’s stockholders, in each case subject to the Mr. Poole’s Continuous Service through each such vesting date.

Commencing with the Company’s 2026 Annual Meeting of Stockholders, Mr. Poole will be eligible to receive an annual grant of equity awards under the 2024 Plan having an aggregate target fair value (determined in accordance with financial accounting rules) equal to $400,000, which fair value will be divided equally between nonstatutory stock options (the “Annual Option Grant”) and restricted stock unit awards (the “Annual RSU Grant”), with the number of shares of common stock underlying each grant type calculated in accordance with the Policy. The Annual Option Grant and the Annual RSU Grant will have vesting schedules identical to the vesting schedules applicable to the Prorated Annual Option Grant and the Prorated Annual RSU Grant, respectively.

Mr. Poole has entered into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Mr. Poole and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Poole and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Pharmaceuticals Inc.

Date:	March 4, 2026	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Executive Vice President, Chief Legal Officer & Secretary